Exhibit 2.1

DATED	25 AUGUST	2016

(1)	COLIN PRICE AND OTHERS
(2)	HEIDRICK & STRUGGLES (UK) LIMITED
(3)	HEIDRICK & STRUGGLES INTERNATIONAL INC

DEED OF AMENDMENT

Table of Contents

		Page
1.	DEFINITIONS AND INTERPRETATION	1
2.	AMENDMENT TO THE BUSINESS PURCHASE AGREEMENT	1
3.	CONTINUITY	3
4.	GOVERNING LAW AND JURISDICTION	3

THIS DEED is made on	25 August	2016

BETWEEN:

(1)	The Persons whose names and addresses are set out in Schedule 1 (the “Sellers” and each a “Seller”);

(2)	Heidrick & Struggles (UK) Limited, a company registered in England and Wales with registered address 40 Argyll Street, London, W1F 7EB, United Kingdom (the “Buyer”); and

(3)	Heidrick & Struggles International, Inc., a company registered in Delaware, USA with registered address 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303, USA (“Holdco”),

together the “Parties” and each a “Party”.

BACKGROUND

(A)	The Parties entered into an agreement on 1 October 2015 (the “Share Purchase Agreement”) for the sale and purchase of the entire issued share capital of CoCompany Limited (company number 06960102).

(B)	The Parties have agreed that the Integration Plan has been implemented in accordance with its terms and that the Implementation Date is 25 August 2016.

(C)	The Parties have agreed that the requirements of clauses 5.17, 5.18 and 5.19 of the Share Purchase Agreement have been satisfied.

(D)	The Parties have agreed that no further changes to the Target Fee Revenue and Target EBITDA Margin as defined in the Share Purchase Agreement are anticipated by either the Sellers or the Buyer.

(E)	The Parties have agreed to amend the Share Purchase Agreement as set out in this Deed.

(F)	This Deed is supplemental to the Share Purchase Agreement.

1.	DEFINITIONS AND INTERPRETATION

Words and expressions defined in the Share Purchase Agreement shall have the same meanings where used in this Deed.

2.	AMENDMENT TO THE BUSINESS PURCHASE AGREEMENT

2.1	The definition of “Target Fee Revenue” and “Target EBITDA Margin” in paragraph 12 of Schedule 5 of the Share Purchase Agreement is hereby deleted and substituted with the following:

‘Target Fee Revenue’ and ‘Target EBITDA Margin’ for each Earn Out Period are set forth in the following table:

Amounts in (£ 000s)
(1) Earn Out Period	(2) Target Fee Revenue	(3) Target EBITDA Margin
Year 2	12,551	12.5%
Year 3	14,928	14.5%
Year 4	17,398	16.5%

2.2	For the avoidance of doubt the Parties have agreed that the revisions in clause 2.1 above shall take effect retrospectively from 1 January 2016.

2.3	Paragraph 1(a) of Schedule 5 of the Share Purchase Agreement is hereby deleted and substituted with the following:

(a)	The EBITDA and Company’s Fee Revenue shall be derived from the unaudited management accounts of the Company for each Earn Out Period, comprising a profit and loss account, which shall be prepared in accordance with the following policies in the following order of priority:

(i)	the specific accounting policies set out in paragraph 2(b) below;

(ii)	complying with US GAAP and all legal requirements; and

(iii)	the Buyer’s policies for allocations of direct costs incurred by the Buyer in support of the leadership consulting business unit (as such policies are amended from time to time); provided that such allocations and their basis are consistent with the prior principles agreed to in writing between the Buyer and the Sellers’ Representative from time to time.

2.4	Paragraph 1(b)(i) of Schedule 5 of the Share Purchase Agreement is hereby deleted and substituted with the following:

“any Company’s Fee Revenue related to services delivered and invoiced during an Earn Out Period and collected within 90 days of the end of such Earn Out Period shall be deemed to have been collected within such Earn Out Period;”

2.5	Paragraph 2 of Schedule 5 of the Share Purchase Agreement is hereby deleted and substituted with the following:

“The Buyer shall have the right exercisable at any time during the Earn Out Buyout Period, to give notice to the Sellers of its intention to buy-out all (but not some) of the Remaining Earn Out Amounts at the Earn Out Buyout Price upon the terms and subject to the conditions of the following provisions of this Agreement (the ‘Earn Out Buyout’).”

2.6	Paragraph 4 of Schedule 5 of the Share Purchase Agreement is hereby deleted and substituted with the following:

“The parties shall be bound to complete the sale and purchase of the Remaining Earn Out Amounts within 14 days of the notice issued pursuant to paragraph 2 of this Schedule 5 (or on the next succeeding Business Day if completion of the sale and purchase would otherwise fall on a day which is not a Business Day) (the ‘Earn Out Buyout Date’).”

2.7	Paragraph 5 of Schedule 5 of the Share Purchase Agreement is hereby deleted and substituted with the following:

“The price for the Earn Out Buyout shall be calculated as follows:

Projected Fee Revenue x 6.75% x Remaining Earn Out Periods discounted on a per annum basis utilising the Earn Out Discount.”

2.8	The definition of “Consulting Business Partners” in paragraph 4 of Schedule 11 of the Share Purchase Agreement is hereby deleted and substituted with the following:

“‘Consulting Business Partners’ means (i) the following individuals: Scott Hensarling (Singapore); Ellen Maag (Washington DC); Louise Palmer (London); Rich Rosen (New York); Christian Jerusalem (RPMP, Leadership Consulting; Dusseldorf); Gareth McIlroy (RPMP, Leadership Consulting APAC; Singapore); Graham Poston (RPMP, CEO and Board Practice, APAC; Singapore); and Carolyn Vavrek (RPMP, Leadership Consulting; San Francisco), and (ii) any individual hired as a “Partner” and whose revenue is determined to be attributable, within the Buyer Group, to the Company, save for any such individual that joins the Buyer Group as a result of an acquisition or merger by a Member of the Buyer Group);”.

2.9	The definition of “Consulting Business Principals” in paragraph 4 of Schedule 11 of the Share Purchase Agreement is hereby deleted and substituted with the following:

“‘Consulting Business Principals’ means (i) the following individuals: Ehssan Abdallah (Dubai); Khoury N. Ashooh (Atlanta); Olivier Jeglot (Paris); Smita Naidu (Singapore); and Dr. Sassan Yussefi (Frankfurt), and (ii) any individual hired as a “Principal” and whose revenue is determined to be attributable, within the Buyer Group, to the Company, save for any such individual that joins the Buyer Group as a result of an acquisition or merger by a Member of the Buyer Group);”.

3.	CONTINUITY

The provisions of the Share Purchase Agreement shall, save as amended in this Deed, continue in full force and effect, and shall be read and construed as one document with this Deed.

4.	GOVERNING LAW AND JURISDICTION

This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation are governed by and construed in accordance with the law of England and Wales.

EXECUTED AND DELIVERED as a DEED on the date hereof.

SCHEDULE 1

THE SELLERS

NAME	ADDRESS

Sharon Lee Toye	All addresses intentionally omittted

Tammy Ann Mitchell-Fisher

Catherine Elizabeth Powell

Colin Price

EXECUTED as a DEED	)
by HEIDRICK &	)
STRUGGLES (UK) LIMITED	)
,	)
acting by:	)
/s/ Catherine Baderman
Catherine Baderman, Director

/s/ Stephen W. Beard
Stephen W. Beard, Director and secretary

)
EXECUTED as a DEED
by HEIDRICK &	)
STRUGGLES	)
INTERNATIONAL, INC.	)
acting by:	)
/s/ Tracy Wolstencroft
Tracy Wolstencroft, Chief Executive Officer

Witness:		/s/ Kelly Martin

Kelly Martin

1114 Avenue of the Americas, 24th floor, New York, NY 10036

Executive Assistant

EXECUTED as a DEED	)
by TAMMY ANN	)
MITCHELL-FISHER	)
in the presence of:	)
)

Witness signature:		/s/ Tammy Ann Mitchell-Fisher
/s/ Emma de Beer

Witness name:		Emma de Beer

Witness address:		Address intentionally Omitted

Witness occupation:		Executive Assistant

EXECUTED as a DEED	)
by CATHERINE	)
ELIZABETH POWELL	)
in the presence of:	)
	)	/s/ Catherine Elizabeth Powell
Witness signature:		/s/ Joanna Thomson

Witness name:		Joanna Thomson

Witness address:		Address intentionally Omitted

Witness occupation:		Executive Assistant

EXECUTED as a DEED	)
by COLIN PRICE	)
in the presence of:	)
	)	/s/ Colin Price
Witness signature:		/s/ Heidi Fuller

Witness name:		Heidi Fuller

Witness address:		Address intentionally Omitted

Witness occupation:		EA to Colin Price

EXECUTED as a DEED	)
by SHARON LEE TOYE	)
)
)
in the presence of:	)
	)	/s/ Sharon Lee Toye
Witness signature:		/s/ Rochelle Darby

Witness name:		Rochelle Darby

Witness address:		Address intentionally Omitted

Witness occupation:		Executive Assitant